UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

Paymentus Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40429	45-3188251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18390 NE 68th St.
Redmond, Washington		98052
(Address of Principal Executive Offices)		(Zip Code)

(888) 440-4826 Registrant’s Telephone Number, Including Area Code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2022, Matt Parson, Chief Financial Officer of Paymentus Holdings Inc. (the “Company”), provided notice of his intent to resign from the Company, effective September 9, 2022. Mr. Parson is resigning for personal reasons, and there were no disagreements between Mr. Parson and the Company. Mr. Parson’s resignation is not related to the operations, policies or practices of the Company or any issues regarding accounting policies or practices. Mr. Parson will not receive any severance or additional compensation in connection with his resignation. The Company plans to work with Mr. Parson to effect a smooth transition of his responsibilities. The Board of Directors (the “Board”) and management of the Company intend to conduct a search of potential internal and external candidates to replace Mr. Parson.

On August 15, 2022, the Board appointed Paul Seamon as the Company’s Interim Chief Financial Officer, effective September 9, 2022. Mr. Seamon will also serve as the Company’s principal financial officer. Mr. Seamon, 47, has served as the Company’s Vice President of Finance and Strategy since August 2020. Prior to joining the Company, Mr. Seamon served as Executive Vice President of Finance at Alight Solutions, a human resources technology company, from 2018 to 2020. Previously, he served in various roles in corporate development, strategy and finance from 2006 to 2018 at Fiserv, a provider of financial technology solutions, most recently as Vice President of Investor Relations. From 2004 to 2006, he was an Associate at McKinsey and Company. Mr. Seamon is a CFA® charterholder and holds an M.B.A. from the Kellogg School of Management at Northwestern University and a B.S. in Accounting from Purdue University.

As of the date hereof, no additional compensation has been approved for Mr. Seamon in connection with his appointment to the role of Interim Chief Financial Officer, and no change to Mr. Seamon’s existing employment agreement was made in connection with this appointment. The Company and Mr. Seamon will enter into the Company’s standard form of director and executive officer indemnification agreement, which is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2022, pursuant to which the Company will agree, among other things, to indemnify Mr. Seamon against certain liabilities which may arise by reason of his status as Interim Chief Financial Officer. A copy of Mr. Seamon’s employment agreement is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022.

There is no arrangement or understanding between Mr. Seamon and any other persons in connection with Mr. Seamon’s appointment as Interim Chief Financial Officer, and Mr. Seamon has no family relationship with any director or executive officer of the Company. Mr. Seamon has no direct or indirect material interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMENTUS HOLDINGS, INC.

Date:	August 16, 2022	By:	/s/ Dushyant Sharma
Dushyant Sharma Chairman, President and Chief Executive Officer